Exhibit 99.1

Turning Point Brands Announces Fourth Quarter and Full Year 2021 Results

-FY 2021 Net Sales Increased 10.0 Percent Year-Over-Year
-FY 2021 Adjusted EBITDA Increased 19.8 Percent Year-Over-Year

LOUISVILLE, Ky. – February 22, 2022 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the fourth quarter and full year ended December 31, 2021.

Q4 2021 vs. Q4 2020

•	Net sales were comparable with Q4 2020 at $105.3 million despite a 22 percent decline in NewGen sales
•	Gross profit decreased 3.8 percent to $50.3 million
•	Net income decreased 20.3 percent to $11.5 million
•	Adjusted EBITDA decreased 7.6 percent to $23.8 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.57 and Adjusted Diluted EPS of $0.66 as compared to $0.68 and $0.77 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

FY 2021 vs FY 2020
•	Net sales increased 10.0 percent to $445.5 million
•	Gross profit increased 14.7 percent to $217.8 million
•	Net income increased 36.3 percent to $52.1 million
•	Adjusted EBITDA increased 19.8 percent to $108.1 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $2.52 and Adjusted Diluted EPS of $3.03 as compared to $1.85 and $2.60 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

“Our fourth quarter results capped off another strong year of performance for Turning Point Brands with EBITDA growing 20 percent for the fiscal year. Sales for the fourth quarter finished above our previous guidance and in-line with the previous year despite a 22 percent decline in NewGen sales which fell within our previous guidance,” said Yavor Efremov, President and Chief Executive Officer, Turning Point Brands. “Zig-Zag delivered another quarter of double-digit growth against a tough comparable period, while Stoker’s re-accelerated to high-single digit growth driven by mid-teens growth in the Moist Snuff Tobacco (MST) business. Additionally, NewGen managed through a challenging quarter clouded by the evolving regulatory landscape while maintaining long-term upside potential in a post-PMTA environment.”

Mr. Efremov continued, “Turning to capital deployment, we increased our share repurchase activity during the quarter and continue to maintain a strong balance sheet. Going forward, I am eager about the opportunity to work with a great organization, continue our momentum and invest further to deliver future organic and inorganic growth.”

Zig-Zag Products Segment (44 percent of total net sales in the quarter)

For the fourth quarter, net sales of Zig-Zag Products increased 13.6 percent to $46.1 million. Growth was led by double-digit advances in our U.S. rolling papers and Canadian businesses, including consolidation of Turning Point Brands Canada (formerly ReCreation Marketing) which contributed $4.5 million in the Q4 period. This was partially offset by a double-digit decline in our cigar wraps business as the prior year period benefitted from the re-stocking of channel inventory that was depleted by a COVID-related manufacturing shutdown earlier in 2020. The cigar wraps business was up sequentially from the third quarter of 2021. For the fourth quarter, total Zig-Zag Products segment volume increased 12.2 percent, while price / mix increased 1.4 percent.

For the quarter, Zig-Zag Products segment gross profit increased 4.7 percent to $26.4 million. The segment’s gross margin contracted 490 basis points to 57.3 percent, driven primarily by the consolidation of Turning Point Brands Canada in the current quarterly period.

For the full year, net sales of Zig-Zag Products increased 32.9 percent to $176.5 million with double-digit advances in our U.S. rolling papers, cigar wraps and Canadian businesses. The consolidation of Turning Point Brands Canada contributed $13.0 million during the full year period. For the full year, total Zig-Zag Products segment volume increased 29.7 percent, while price / mix increased 3.2 percent.

For the full year, Zig-Zag Products segment gross profit increased 31.2 percent to $102.7 million. The segment’s gross margin contracted 70 basis points to 58.2 percent, driven primarily by the consolidation of Turning Point Brands Canada in the current year period.

“Our Zig-Zag business experienced organic growth during the quarter despite a double-digit percentage growth headwind from the re-stocking of cigar wraps channel inventory in the prior year period,” said Graham Purdy, Chief Operating Officer, Turning Point Brands. “Paper cones and Zig-Zag’s e-commerce business continue to be strong drivers of growth in our U.S. papers business. The launch of Zig-Zag Studio in December bolstered our e-commerce business, further strengthening our brand awareness. Our Canadian business had solid growth driven by increased Zig-Zag sales into dispensaries. We see another strong year for Zig-Zag in 2022 as we continue to drive growth initiatives and ramp up new products, including Zig-Zag hemp and natural leaf tobacco wraps while re-introducing Zig-Zag cigars into the market.”

Stoker’s Products Segment (30 percent of total net sales in the quarter)

For the fourth quarter, net sales of Stoker’s Products increased 8.3 percent to $31.2 million on double-digit growth of MST. This was partially offset by a low single-digit decline of loose-leaf chewing tobacco. MST represented 63 percent of Stoker’s Products revenues in the quarter, up from 59 percent a year earlier. For the fourth quarter, total Stoker’s Products segment volume increased 2.1 percent, while price / mix increased 6.2 percent.

For the quarter, the Stoker’s Products segment gross profit increased 10.4 percent to $16.9 million. The segment’s gross margin expanded 100 basis points to 54.3 percent.

For the full year, net sales of Stoker’s Products increased 7.3 percent to $124.3 million on double-digit growth of MST. This was partially offset by a low single-digit decline of loose-leaf chewing tobacco. MST represented 63 percent of Stoker’s Products revenues for the full year, up from 59 percent a year earlier. For the full year, total Stoker’s Products segment volume increased 1.3 percent, while price / mix increased 6.0 percent.

For the full year, the Stoker’s Products segment gross profit increased 10.2 percent to $68.1 million. The segment’s gross margin expanded 150 basis points to 54.8 percent.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

“Our Stoker’s Products segment delivered robust growth during the quarter,” continued Purdy. “MST continues to lead the way with double-digit growth from volume gains and increased pricing as we look to drive further distribution growth from here.”

NewGen Products Segment (26 percent of total net sales in the quarter)

For the fourth quarter, net sales of NewGen Products decreased 22.0 percent to $28.0 million. Sales were impacted by the regulatory environment in our vape businesses.

For the quarter, NewGen Products gross profit decreased 40.6 percent to $7.0 million. The segment gross margin contracted 780 basis points to 24.9 percent primarily due to inventory write-downs.

For the full year, net sales of NewGen Products decreased 7.5 percent to $144.7 million. Sales were impacted by the regulatory environment in our vape businesses.

For the full year, NewGen Products gross profit decreased 5.9 percent to $47.0 million. The segment gross margin expanded 60 basis points to 32.5 percent with the improvement partially driven by industry pricing pressure ahead of the PMTA submission deadline in the previous year comparable period.

“NewGen continues to navigate multiple challenges driven by the evolving regulatory environment,” said Purdy. “We began building a last mile network infrastructure that had completed over 38,000 shipments prior to the PACT Act implementation in October. Since then, we have improved our operational positioning having received an exemption with the USPS to ship our vape products to qualified B2B customers while continuing to ramp our B2C logistics capabilities. Meanwhile, our proprietary products remain under review by the FDA as our regulatory capabilities has allowed us to remain one of the few companies continuing to navigate the PMTA process.”

Recent Events

CLIPPER® Lighters Distribution Agreement

As detailed in a separate press release, TPB today announced that it has entered into an agreement with Flamagas, a renowned lighter manufacturer, for exclusive distribution of CLIPPER® lighters in the United States and Canada. CLIPPER is the number one reusable lighter in the world and the number two overall world lighter brand.

Performance Measures in the Fourth Quarter

Fourth quarter consolidated selling, general and administrative (“SG&A”) expenses were $31.6 million compared to $30.1 million in the fourth quarter of 2020.

The fourth quarter SG&A included the following notable items:

•	$1.5 million of stock options, restricted stock and incentive expense as compared to $0.6 million in the year-ago period
•	$0.2 million of transaction expenses as compared to $1.2 million in the year-ago period
•	$0.7 million of FDA PMTA-related expenses compared to none in the year-ago period
•
$4.3 million in outbound freight expense compared to $3.4 million in the year-ago period with the increase due to higher shipping costs on vapor products related to PACT Act implementation and higher freight costs across all segments

•	$1.7 million from the accounting consolidation of Turning Point Brands Canada in the current quarterly period

Total gross debt as of December 31, 2021 was $422.5 million. The corresponding net debt (total gross debt less cash) at December 31, 2021 was $294.2 million. The Company ended the quarter with total liquidity of $149.7 million, comprised of $128.3 million in cash and $21.4 million of revolving credit facility capacity.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
During the quarter, the Company spent $18.2 million to repurchase 477,707 shares at an average price of $38.09 per share. Subsequent to the quarter end, the Company spent $6.4 million to repurchase 172,624 shares at an average price of $37.20 per share. As previously disclosed, we received notification for forgiveness of a $7.5 million unsecured loan which resulted in the extinguishment of the unsecured loan during the quarter. The Company also recorded an impairment of $7.1 million during the quarter related to its investment in dosist.

2022 Outlook

At this time, TPB projects the following for 2022:

•	Zig-Zag Products sales of $193 to $203 million
•	Stoker’s Products sales of $127 to $134 million

Given the dynamic regulatory environment impacting the vape industry, it is difficult to provide reliable guidance for the NewGen Products segment. However, the Company’s current expectation is to generate consolidated adjusted EBITDA in-line with fiscal year 2021 despite anticipated volatility in the NewGen Products segment.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 8:30 a.m. Eastern on Tuesday, February 22, 2022. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands, and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America, and on sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Media Contacts

Turning Point Brands, Inc.:
Raquel Cona
KCSA Strategic Communications
212.896.1204
rcona@kcsa.com

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Net sales	$105,283	$105,285
Cost of sales	54,952	52,969
Gross profit	50,331	52,316
Selling, general, and administrative expenses	31,613	30,127
Operating income	18,718	22,189
Interest expense, net	5,094	3,344
Investment loss (income)	6,965	(70)
Gain on extinguishment of debt	(7,485)	-
Net periodic benefit income, excluding service cost	-	(8)
Income before income taxes	14,144	18,923
Income tax expense	2,889	4,545
Consolidated net income	11,255	14,378
Net loss attributable to non-controlling interest	(199)	-
Net income attributable to Turning Point Brands, Inc.	$11,454	$14,378

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.61	$0.74
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.57	$0.68
Weighted average common shares outstanding:
Basic	18,707,286	19,160,740
Diluted	22,153,988	22,743,881

Supplemental disclosures of statement of income information:
Excise tax expense	$6,212	$7,114
FDA fees	$166	$154

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	For the year ended December 31,
	2021	2020
Net sales	$445,471	$405,111
Cost of sales	227,637	215,121
Gross profit	217,834	189,990
Selling, general, and administrative expenses	127,513	125,563
Operating income	90,321	64,427
Interest expense, net	20,500	13,487
Investment loss (income)	6,673	(198)
Gain on extinguishment of debt, net	(2,154)	-
Net periodic benefit cost, excluding service cost	-	989
Income before income taxes	65,302	50,149
Income tax expense	14,040	11,957
Consolidated net income	51,262	38,192
Net loss attributable to non-controlling interest	(797)	-
Net income attributable to Turning Point Brands, Inc.	$52,059	$38,192

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$2.75	$1.97
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$2.52	$1.85
Weighted average common shares outstanding:
Basic	18,917,570	19,398,474
Diluted	22,381,994	22,937,441

Supplemental disclosures of statement of income information:
Excise tax expense	$27,353	$22,997
FDA fees	$679	$552

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)
(unaudited)

	December 31,
ASSETS	2021	2020
Current assets:
Cash	$128,320	$41,765
Accounts receivable, net of allowances of $262 in 2021 and $150 in 2020	6,496	9,331
Inventories	87,607	85,856
Other current assets	26,746	26,451
Total current assets	249,169	163,403
Property, plant, and equipment, net	18,650	15,524
Deferred income taxes	1,363	610
Right of use assets	15,053	17,918
Deferred financing costs, net	388	641
Goodwill	162,333	159,621
Other intangible assets, net	87,485	79,422
Master Settlement Agreement (MSA) escrow deposits	31,720	32,074
Other assets	35,399	26,836
Total assets	$601,560	$496,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,361	$9,201
Accrued liabilities	32,937	35,225
Current portion of long-term debt	-	12,000
Other current liabilities	38	203
Total current liabilities	40,336	56,629
Notes payable and long-term debt	414,172	302,112
Lease liabilities	13,336	16,117
Other long-term liabilities	-	3,704
Total liabilities	467,844	378,562

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-

Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,690,884 issued shares, 18,395,476 outstanding shares at December 31, 2021, and 19,532,464 issued shares, 19,133,794 outstanding shares at December 31, 2020	197	195
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000;
issued and outstanding shares -0-	-	-
Additional paid-in capital	108,811	102,423
Cost of repurchased common stock
(1,295,408 shares at December 31, 2021 and 398,670 shares at December 31, 2020)	(48,869)	(10,191)
Accumulated other comprehensive loss	(195)	(2,635)
Accumulated earnings	71,460	23,645
Non-controlling interest	2,312	4,050
Total stockholders' equity	133,716	117,487
Total liabilities and stockholders' equity	$601,560	$496,049

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$51,262	$38,192
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(2,154)	-
Pension settlement and curtailment loss	-	1,188
(Gain) loss on disposal of property, plant, and equipment	(54)	123
Impairment loss	-	149
Loss on investments	7,100	-
Depreciation expense	3,105	3,237
Amortization of other intangible assets	1,907	1,781
Amortization of deferred financing costs	2,541	2,230
Deferred income taxes	(1,485)	4,742
Stock compensation expense	7,557	2,554
Noncash lease (income) expense	(167)	370
Gain on MSA escrow deposits	(255)	-
Changes in operating assets and liabilities:
Accounts receivable	3,317	(2,112)
Inventories	(9)	(8,004)
Other current assets	(134)	(5,373)
Other assets	996	2,076
Accounts payable	(2,367)	(5,064)
Accrued postretirement liabilities	-	(54)
Accrued liabilities and other	(2,943)	7,643
Net cash provided by operating activities	68,217	43,678

Cash flows from investing activities:
Capital expenditures	$(6,156)	$(6,135)
Acquisitions, net of cash acquired	(16,416)	(39,441)
Payments for investments	(16,657)	(19,250)
Restricted cash, MSA escrow deposits	(19,664)	-
Proceeds on the sale of property, plant and equipment	54	3
Net cash used in investing activities	(58,839)	(64,823)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Turning Point Brands, Inc.
Consolidated Statement of Cash Flows (Cont.)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2021	2020
Cash flows from financing activities:
Proceeds from Senior Notes	$250,000	$-
Payments of 2018 first lien term loan	(130,000)	(16,000)
Settlement of interest rate swaps	(3,573)	-
Payment of promissory note	(9,625)	-
Payment of IVG note	-	(4,240)
Proceeds from unsecured note	-	7,485
Standard Diversified Inc. reorganization, net of cash acquired	-	(1,737)
Payment of dividends	(4,096)	(3,802)
Payments of financing costs	(6,921)	(194)
Exercise of options	2,071	862
Redemption of options	(2,111)	(1,523)
Common stock repurchased	(38,678)	(10,191)
Net cash provided by (used in) financing activities	$57,067	$(29,340)

Net increase (decrease) in cash	$66,445	$(50,485)
Effect of foreign currency translation on cash	$191	$-

Cash, beginning of period:
Unrestricted	$41,765	$95,250
Restricted	35,074	32,074
Total cash at beginning of period	$76,839	$127,324

Unrestricted	$128,320	$41,765
Restricted	15,155	35,074
Total cash at end of period	$143,475	$76,839

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Net income attributable to Turning Point Brands, Inc.	$11,454	$14,378
Add:
Interest expense, net	5,094	3,344
Gain on extinguishment of debt	(7,485)	-
Income tax expense	2,889	4,545
Depreciation expense	792	755
Amortization expense	476	477
EBITDA	$13,220	$23,499
Components of Adjusted EBITDA
Other (a)	-	(9)
Stock options, restricted stock, and incentives expense (b)	1,542	568
Transactional expenses (c)	190	1,178
FDA PMTA (d)	708	-
Corporate and vapor restructuring (e)	1,026	517
Non-cash asset impairment (f)	7,100	-
Adjusted EBITDA	$23,786	$25,753

(a)	Represents non-cash pension expense (income) and foreign exchange hedging.
(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(e)
Costs during the three month period ended December 31, 2021 represent the write-down and disposal cost of discontinued vape inventory and cost of retail store lease termination. Costs during the three month period ended December 31, 2020 represent the costs from the retirement of a senior executive.

(f)	Represents impairment of investment in dosist.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2021	2020
Net income attributable to Turning Point Brands, Inc.	$52,059	$38,192
Add:
Interest expense, net	20,500	13,487
Gain on extinguishment of debt	(2,154)	-
Income tax expense	14,040	11,957
Depreciation expense	3,105	3,237
Amortization expense	1,907	1,781
EBITDA	$89,457	$68,654
Components of Adjusted EBITDA
Other (a)	-	988
Stock options, restricted stock, and incentives expense (b)	7,557	2,555
Transactional expenses (c)	1,267	3,087
FDA PMTA (d)	1,668	14,435
Corporate and vapor restructuring (e)	1,026	517
Non-cash asset impairment (f)	7,100	-
Adjusted EBITDA	$108,075	$90,236

(a)	Represents non-cash pension expense (income) and foreign exchange hedging.
(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(e)
Costs during the year ended December 31, 2021 represent the write-down and disposal cost of discontinued vape inventory and cost of retail store lease termination. Costs during the year ended December 31, 2020 represent the cost from the retirement of a senior executive.

(f)	Represents impairment of investment in dosist.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2021	2020
GAAP diluted EPS	$0.57	$0.68
Other (a)	-	(0.00)
Gain on extinguishment of debt (b)	(0.27)	-
Stock options, restricted stock, and incentives expense (c)	0.06	0.02
Transactional expenses (d)	0.01	0.04
FDA PMTA (e)	0.03	-
Corporate and vapor restructuring (f)	0.04	0.02
Non-cash asset impairment (g)	0.26	-
Impact of quarterly tax items to effective tax rate (h)	(0.02)	0.01
Adjusted diluted EPS (i)	$0.66	$0.77

Total may not foot due to rounding

(a)	Represents non-cash pension expense (income) and foreign exchange hedging reporting tax effected at the quarterly tax rate.
(b)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(d)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(e)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(f)
Costs during the year ended December 31, 2021 represent the write-down and disposal cost of discontinued vape inventory and cost of retail store lease termination tax effected at the quarterly rate. Costs during the year ended December 31, 2020 represent the cost from the retirement of a senior executive tax effected at the quarterly tax rate.

(g)	Represents impairment of investment in dosist tax effected at the quarterly tax rate.
(h)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2021 and 2020.
(i)	Diluted shares outstanding includes the full 3.2 million share dilution of debt conversion without a 1.1 million share offsetting impact from capped call transactions.

15
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238
Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	For the Year Ended December 31,
	2021	2020
GAAP diluted EPS	$2.52	$1.85
Other (a)	-	0.03
Gain on extinguishment of debt (b)	(0.08)	-
Stock options, restricted stock, and incentives expense (c)	0.27	0.08
Transactional expenses (d)	0.04	0.10
FDA PMTA (e)	0.06	0.48
Corporate and vapor restructuring (f)	0.04	0.02
Non-cash asset impairment (g)	0.25	-
Impact of quarterly tax items to effective tax rate (h)	(0.06)	0.03
Adjusted diluted EPS (i)	$3.03	$2.60

Total may not foot due to rounding

(a)	Represents non-cash pension expense (income) and foreign exchange hedging reporting tax effected at the YTD tax rate.
(b)	Represents gain on extinguishment of debt tax effected at the YTD tax rate.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the YTD tax rate.
(d)	Represents the fees incurred for transaction expenses tax effected at the YTD tax rate.
(e)	Represents costs associated with applications related to the FDA PMTA tax effected at the YTD tax rate.
(f)
Costs during the year ended December 31, 2021 represent the write-down and disposal cost of discontinued vape inventory and cost of retail store lease termination tax effected at the YTD rate. Costs during the year ended December 31, 2020 represent the cost from the retirement of a senior executive tax effected at the YTD rate.

(g)	Represents impairment of investment in dosist tax effected at the YTD rate.
(h)	Represents adjustment from annual tax rate to annual projected tax rate of 23% in 2021 and 2020 .
(i)	Diluted shares outstanding includes the full 3.2 million share dilution of debt conversion without a 1.1 million share offsetting impact from capped call transactions.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's		NewGen
	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter
	2021	2020	2021	2020	2021	2020	2021	2020

Net sales	$105,283	$105,285	$46,051	$40,522	$31,184	$28,785	$28,048	$35,978

Gross profit	$50,331	$52,316	$26,397	$25,212	$16,942	$15,340	$6,992	$11,764
Adjustments:
Corporate and vapor restructuring	264	-	-	-	-	-	264	-
Adjusted gross profit	$50,595	$52,316	$26,397	$25,212	$16,942	$15,340	$7,256	$11,764

Operating income	$18,718	$22,189	$19,212	$20,461	$12,687	$11,746	$(3,427)	$1,308
Adjustments:
Transaction costs	190	1,178	-	-	-	-	-	-
FDA PMTA	708	-	-	-	-	-	-	-
Corporate and vapor restructuring	1,026	517	-	-	-	-	1,026	-
Adjusted operating income	$20,642	$23,884	$19,212	$20,461	$12,687	$11,746	$(2,401)	$1,308

16
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238